Exhibit 5.1

Snell & Wilmer

600 ANTON BLVD, SUITE 1400

COSTA MESA, CA 92626-7689

714.427.7000 P

714.427.7799 F

February 1, 2022

Motorsport Games Inc.

5972 NE 4th Avenue

Miami, FL 33137

Ladies and Gentlemen:

We have acted as counsel to Motorsport Games Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act for:

●	the proposed issuance and sale from time to time by the Company, together or separately and in one or more series (if applicable) of up to $100,000,000 in the aggregate of: (i) shares of the Company’s Class A common stock, $0.0001 par value per share (the “Class A Common Stock”); (ii) shares of the Company’s preferred stock, $0.0001 par value per share (the “Preferred Stock”); (iii) warrants for the purchase of Class A Common Stock, Preferred Stock or any combination thereof (the “Warrants”); (iv) subscription rights to purchase Class A Common Stock, Preferred Stock or any combination thereof (the “Subscription Rights”); and (v) units consisting of any combination of Class A Common Stock, Preferred Stock, Warrants or Subscription Rights (the “Units,” and together with the Class A Common Stock, the Preferred Stock, the Warrants and the Subscription Rights, the “Primary Securities”); and

●	the proposed resale from time to time by the selling stockholder named in the Prospectus (as defined below) of up to 7,000,000 shares of the Company’s Class A common stock (the “Selling Stockholder Securities”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

ALBUQUERQUE BOISE DENVER LAS VEGAS LOS ANGELES LOS CABOS ORANGE COUNTY
PHOENIX PORTLAND RENO SALT LAKE CITY SAN DIEGO SEATTLE TUCSON WASHINGTON, D.C.

Snell & Wilmer

Motorsport Games Inc.

February 1, 2022

The Primary Securities and the Selling Stockholder Securities are collectively referred to herein as the “Registered Securities.” The Registered Securities are to be sold from time to time pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any supplements to such prospectus (each, a “Prospectus Supplement”).

In rendering the opinions stated herein, we have examined and relied upon the following:

A.	the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

B.	the Prospectus prepared in connection with the Registration Statement;

C.	an executed copy of a certificate of Dmitry Kozko, Chief Executive Officer of the Company, dated as of a recent date (the “Officer’s Certificate”);

D.	the Company’s Certificate of Incorporation, as certified by the Secretary of State of the State of Delaware as of a recent date;

E.	the Company’s Bylaws, as currently in effect and as certified pursuant to the Officer’s Certificate;

F.	a specimen certificate representing the Class A Common Stock;

G.	a copy of the resolutions of the board of directors of the Company, relating to the adoption, approval, authorization and/or ratification of (i) the Registration Statement and the registration of the Registered Securities; (ii) the issuance of the Selling Stockholder Securities; and (iii) other actions with regard thereto, as certified pursuant to the Officer’s Certificate; and

H.	such other documents we deemed necessary in order to issue the opinions below.

We have also examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) at the time any Registered Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective under the Securities Act and will comply with all applicable laws; (v) at the Relevant Time, a Prospectus Supplement will have been prepared and filed with the Commission describing the Primary Securities offered thereby and all related documentation and will comply with all applicable laws; (vi) that the Registered Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (vii) that a definitive purchase, underwriting, subscription, placement agent or similar agreement with respect to any Primary Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) that any Primary Securities issuable upon conversion, exchange, redemption or exercise of any Primary Securities being offered (a “Convertible Security”) will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (ix) with respect to the Primary Securities offered, that there will be sufficient shares of Class A Common Stock or Preferred Stock, as applicable, authorized under the Company’s organizational documents that are not otherwise reserved for issuance; and (x) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Snell & Wilmer

Motorsport Games Inc.

February 1, 2022

Based on such examination, we are of the opinion that:

1)	With respect to shares of the Class A Common Stock to be sold by the Company, when both: (a) the board of directors of the Company or a duly constituted and acting committee thereof (such board of directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Class A Common Stock and related matters; and (b) certificates representing the shares of the Class A Common Stock have been duly executed, countersigned, registered and delivered or, if issued in book entry form, an appropriate account statement evidencing shares of Class A Common Stock credited to the purchaser’s account maintained with the Company’s transfer agent for Class A Common Stock has been issued by said transfer agent, either (i) in accordance with the applicable definitive purchase, underwriting, subscription, placement agent or similar agreement approved by the Board or (ii) upon the conversion or exercise of any Convertible Security to purchase Class A Common Stock, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise as approved by the Board, in each case upon payment of the consideration therefor provided for therein (not less than the par value of the Class A Common Stock), then the shares of Class A Common Stock will be validly issued, fully paid and nonassessable.

2)	With respect to any particular series of shares of Preferred Stock, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, including the adoption of a certificate of designations relating to such Preferred Stock as required by applicable law (a “Certificate of Designations”) and the filing of the Certificate of Designations as required by applicable law, and related matters; and (b) certificates representing the shares of the Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, subscription, placement agent or similar agreement approved by the Board or (ii) upon the conversion or exercise of any Convertible Security to purchase Preferred Stock, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise as approved by the Board, in each case upon payment of the consideration therefor provided for therein (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3)	With respect to the Warrants, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants and related matters; and (b) the Warrants have been duly executed and delivered upon payment of the consideration therefor, pursuant to the applicable definitive purchase, underwriting, subscription, placement agent, warrant or similar agreement duly authorized, executed and delivered by the Company and a warrant agent, and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4)	With respect to the Subscription Rights, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Subscription Rights and related matters; and (b) the Subscription Rights have been duly executed and delivered upon payment of the consideration therefor, pursuant to the applicable definitive purchase, underwriting, subscription, placement agent or similar agreement duly authorized, executed and delivered by the Company and any applicable subscription or other agent, and the certificates for the Subscription Rights have been duly executed and delivered by the Company and any applicable subscription or other agent, then the Subscription Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5)	With respect to the Units, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Units (including the applicable Primary Securities underlying the Units) and related matters; and (b) the Units (and the applicable Primary Securities underlying the Units) have been duly executed and delivered upon payment of the consideration therefor, pursuant to the applicable definitive purchase, underwriting, subscription, placement agent or similar agreement duly authorized, executed and delivered by the Company and any applicable unit or other agents, and the certificates for the Units (including the applicable Primary Securities underlying the Units) have been duly executed and delivered by the Company and any applicable unit or other agents, then the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6)	The Selling Stockholder Securities have been duly authorized and are validly issued, fully paid and nonassessable.

Snell & Wilmer

Motorsport Games Inc.

February 1, 2022

Our opinion that any document is legal, valid and binding is qualified as to:

(a)	limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)	rights to indemnification, exculpation and contribution, which may be limited by applicable law or equitable principles;

(c)	general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(d)	any waiver of stay, extension or usury laws or of unknown future rights; and

(e)	any purported fraudulent transfer “savings” clause.

Attorneys at our firm are admitted to the practice of law in the State of California, and we express no opinion as to the laws of any other jurisdiction, other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware.

You have informed us that you intend to issue Primary Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws referred to above as in effect on the date hereof. We understand that prior to issuing any Primary Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof and (ii) you will afford us an opportunity to (y) review the operative documents pursuant to which such Primary Securities are to be issued or sold and (z) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We hereby consent to the filing of this opinion letter as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion letter as an exhibit. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention (even though the change may affect the legal conclusions stated in this opinion letter).

Very truly yours,

/s/ Snell & Wilmer L.L.P.